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D/LMC/95446.1
D/LMC/95446.1
                                                                     e-financial
                                                                       depot.com

April  27,  2000

                               Letter of Agreement

By  and  between

e-financial  depot.com  (hereinafter  FDPO)

and

Dan Kovatch, licensed insurance broker and Owner of EZ NOW INSURANCE.COM URL and web site (hereinafter Kovatch).

This letter outlines the agreement between the two parties FDPO and Kovatch for the purchase of EZ Now Insurance.com URL and web site, which is described as fully functional and doing web based insurance placement now. The consideration for this purchase is 50,000 shares of FDPO paid as regulation 144 restricted shares.

Also included in the share consideration is an unspecified amount as inducement for Dan Kovatch to join e-financial depot as our Insurance Manager, with a mandate to build the web based Insurance business.

Compensation for Kovatch will be a base salary of $5,000/month plus 20% of the commissions earned on the insurance he writes. When the commission equals 150% of salary, the salary will be eliminated, and straight commission will apply.

Please  signify  your  agreement  by  signing  below.

Yours  truly,
e-financial  depot.com,  Inc.

/s/  John  Huguet

John  F.  Huguet
President  and  CEO

Agreed  /s/  Dan  Kovatch
Dan  Kovatch